UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2010

PRESSTEK, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

0-17541	02-0415170
(Commission File Number)	(I.R.S. Employer Identification Number)

10 Glenville Street, Greenwich, Connecticut	06831
(Address of principal executive offices)	(Zip Code)
(203) 769-8056
(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

New Credit Agreement

On March 5, 2010, Presstek, Inc. (the “Company”) entered into a Revolving Credit and Security Agreement among the Company, PNC Bank, National Association (“PNC”), as lender, as administrative agent and collateral agent, and the other lenders named therein (the “Credit Agreement” or “Revolver”).

The Credit Agreement replaces the Company's Amended and Restated Credit Agreement, dated as of November 5, 2004, as amended, among the Company and RBS Citizens, National Association, as Administrative Agent and Lender, KeyBank National Association and TD Bank, N.A.

The new Credit Agreement, maturing in three years from the date of the Credit Agreement, provides for funding of up to $25.0 million.  Borrowing availability under the Revolver is based on eligible account receivables and inventory of the Company and certain of its subsidiaries.  The Company may terminate the Credit Agreement at any time prior to the maturity date upon thirty (30) days’ prior written notice and upon payment in full of all outstanding obligations under the Credit Agreement.  If the Company terminates the Credit Agreement within the first 35 months after the date on which the Credit Agreement is entered into, the Company must pay an early termination fee as specified in the Credit Agreement.  The Credit Agreement requires the Company to prepay borrowings under the Credit Agreement in the event of certain dispositions of property.

Borrowings under the Credit Agreement bear interest at the Revolving Interest Rate. The Revolving Interest Rate is defined in the Credit Agreement as an interest rate per annum equal to (i) the sum of the Alternate Base Rate plus two and one half percent (2.50%) with respect to domestic rate loans and (ii) the sum of three and one-half percent (3.50%) plus the greater of (a) the Eurodollar rate, and (b) one percent (1.0%) with respect to Eurodollar rate loans, as applicable.  The Alternate Base Rate is defined as a rate per annum, for any day, equal to the higher of (i) PNC’s published reference rate, (ii) the Federal Funds Open rate in effect on such day plus one half of one percent (0.50%) and (iii) the Daily LIBOR Rate in effect on such day plus one percent (1.0%).  The Credit Agreement requires monthly interest payments with respect to domestic rate loans and at the end of each interest period with respect to Eurodollar rate loans.

Borrowings under the Credit Agreement are secured by all of the assets of the Company and certain of its domestic and foreign subsidiaries that guaranty the obligations of the Company, including all receivables, equipment, general intangibles, inventory, investment property, subsidiary stock, owned real property and leasehold interests of the Company.

Under the terms of the Credit Agreement, the Company is required to comply with certain financial and non-financial covenants.  Among other restrictions, the Company is restricted in its ability to pay dividends, incur additional debt and make acquisitions and divestitures, with certain exceptions.  The key financial covenants include a requirement for the Company to maintain at the end of each fiscal quarter, commencing with the fiscal quarter ending January 1, 2011, a fixed charge coverage ratio of not less than 1.0 to 1.0 and a limit on capital expenditures of $385,000 for the remainder of the Company’s first fiscal quarter in 2010, $1,238,000, $1,139,000 and $614,000 for the second, third and fourth fiscal quarters of the Company for the remainder of 2010, respectively, and $4,000,000 in each fiscal year thereafter.

The foregoing summary of the Credit Agreement is not complete and is qualified in its entirety by reference to the text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Consent Agreement with Securities and Exchange Commission

On March 9, 2010, the Company entered into a settlement (the “Settlement”) with the United States Securities and Exchange Commission (the “Commission”), resolving charges against the Company in a civil action filed by the Commission in the United States District Court of Massachusetts against the Company and its former Chief Executive Officer, Edward J. Marino, alleging violations of the Commission’s Regulation FD and Section 13(a) of the Securities and Exchange Act of 1934 (the "Exchange Act").  The charges resulted from the Commission’s previously disclosed investigation concerning material non-public information regarding the Company’s financial performance during the third quarter of 2006.

Under the terms of the Settlement, which has been submitted for court approval, the Company agreed to settle the Commission's charges, without admitting or denying the allegations in the complaint, by consenting to an order that enjoins the Company from further violations of Regulation FD and Section 13(a) of the Exchange Act and directs it to pay a $400,000 civil penalty. The Company understands that the Commission’s action with respect to Mr. Marino has not been settled.  Mr. Marino left the Company in May 2007.

Item 1.02  Termination of a Material Definitive Agreement.

On March 5, 2010, as described in Item 1.01 above, the Company entered into a new credit agreement which terminated the Amended and Restated Credit Agreement, dated as of November 5, 2004, as amended, among the Company and RBS Citizens, National Association, as Administrative Agent and Lender, KeyBank National Association and TD Bank, N.A.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 7.01  Regulation FD Disclosure.

On March 5, 2010, the Company issued a press release with respect to the information described under Item 1.01 , “New Credit Agreement”, above and with regard to the closing of its previously announced sale of it Lasertel, Inc. subsidiary. A copy of this press release is attached hereto as Exhibit 99.1.

On March 9, 2010, the Company issued a press release with respect to the information described under Item 1.01, “Consent Agreement with Securities and Exchange Commission” above. A copy of this press release is attached hereto as Exhibit 99.2.

The information in this Item 7.01 of this Current Report on Form 8-K and Exhibits 99.1 and 99.2 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits
Exhibit Number	Description
10.1	Revolving Credit and Security Agreement dated as of March 5, 2010
99.1	Press Release of Presstek, Inc. dated March 8, 2010
99.2	Press Release of Presstek, Inc. dated March 9, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESSTEK, INC. (Registrant)
By:	/s/ James R. Van Horn
James R. Van Horn
Vice President, General Counsel and Secretary

Dated: March 8, 2010